UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 26, 2008

FLEXSTEEL INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-5151	42-0442319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3400 Jackson Street, Dubuque, Iowa	52001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 563-556-7730

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Flexsteel Industries, Inc. (the “Company”) had unsecured credit facilities of $41.0 million with JPMorgan Chase Bank, N.A., with borrowings at differing rates based on the date and type of financing utilized. The unsecured credit facilities provided $20.0 million short-term (renewed annually), $20.0 million long-term (expires September 30, 2012) and $1.0 million in letters of credit that are used primarily for international inventory purchases. The credit facilities provided for interest selected at the option of the Company at prime or LIBOR plus an add on percentage, based on a rolling four quarter leverage ratio calculation. The short-term facility expires on June 30, 2008.

On June 26, 2008, following a review of credit requirements by the Company, the Company entered into agreements with JP Morgan Chase Bank, N.A. amending the short-term credit facility and letters of credit. The Company chose to reduce the short-term credit facility to $12 million and extend the term to June 30, 2009. The letters of credit were reduced to $100,000 and extended the term to September 30, 2012. There were no changes to the long-term credit facility. The other terms of the credit facilities remained substantially unchanged.

Copies of the agreements amending the credit facilities are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2008, the Company amended the employment agreement with Donald D. Dreher, Senior Vice President of the Company and President and Chief Executive Officer of DMI Furniture, Inc., extending the term of the agreement from December 31, 2009 to September 30, 2012. The other terms of the agreement remained substantially unchanged.

A copy of the amendment is attached to this Current Report on Form 8-K as Exhibit 10.3.

Item 9.01   Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

Exhibit No.	Description

Exhibit 10.1	Note Modification Agreement dated June 26, 2008 (short-term facility) between Flexsteel Industries, Inc. and JPMorgan Chase Bank, N.A.

Exhibit 10.2	Credit Agreement dated June 26, 2008 between Flexsteel Industries, Inc. and JPMorgan Chase Bank, N.A.

Exhibit 10.3	Amendment to Employment Agreement dated June 27, 2008 between Flexsteel Industries, Inc. and Donald D. Dreher.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXSTEEL INDUSTRIES, INC. (Registrant)
Date:	June 27, 2008	By:	/s/ Timothy E. Hall
Timothy E. Hall Vice President-Finance, CFO, and Secretary Principal Financial Officer